MACOM Announces Definitive Agreement to Acquire Mindspeed Technologies November 5, 2013 Exhibit 99.1

Forward-Looking Statement Safe Harbor and
Use of Non-GAAP Financial Measures
This presentation contains forward-looking statements based on management’s beliefs and assumptions and on information currently available to our management.  Forward-looking statements include, among others, statements concerning the Mindspeed transaction, including those regarding the potential date of closing of the acquisition, and any potential benefits and synergies, strategic plans, divestitures, restructuring, cost savings, accretion, and financial and business expectations associated with the acquisition, as well as any other statements regarding our plans, beliefs or expectations regarding the transaction or its future business or financial results. Forward-looking statements include all statements that are not historical facts and generally may be identified by terms such as "anticipates," "believes,"
"could," "estimates," "expects," "intends," "may," "plans," "potential,” "predicts," "projects," "seeks," "should," "will,"
"would" or similar expressions and the negatives of those terms.
Our forward-looking statements are subject to assumptions, risks and uncertainties, and are not guarantees of future results. Actual results may differ materially from the outcomes stated or implied by our forward-looking statements based on any assumptions and risk factors we may mention today or otherwise, including the factors set forth in the press release we issued today related to the Mindspeed acquisition, our Quarterly Report on Form 10-Q filed with the
SEC on August 5, 2013, and other information we file with the SEC, which are publicly-available on the SEC's EDGAR database located at www.sec.gov. We undertake no obligation to update these statements at a later date. All projections in this presentation are made as of November 5, 2013 only, and MACOM undertakes no obligation to update them at any future date.
We make references in this presentation to certain financial information calculated on a basis other than in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP measures are provided to enhance the user’s overall understanding of the potential impact of the Mindspeed acquisition. We are unable to provide a quantitative reconciliation of these non-GAAP measures to the most directly comparable GAAP measure because we cannot reliably forecast acquisition, integration and other costs related to the Mindspeed acquisition, which are difficult to predict and estimate.
Our fiscal year end is the Friday closest to September 30th. Fiscal year 2014 will be a 53-week year and the first quarter of fiscal year 2014 will have 14 weeks.

Tender Offer Information
The tender offer for the outstanding shares of common stock of Mindspeed described in this communication has not yet commenced. This presentation is for informational purposes only and is not an offer to purchase any shares of Mindspeed or a solicitation of an offer to sell securities.  At the time the tender offer is commenced, we will file a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, with the SEC and Mindspeed will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. Such materials will be made available to Mindspeed stockholders at no expense to them. In addition, such materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov.

Transaction Summary – MACOM to Acquire Mindspeed
MACOM to acquire Mindspeed
– Wireless business currently in active sale process and expected to be divested prior to closing
Cash tender offer of $5.05 per share of Mindspeed common stock
Assumption of equity awards
Combination of available cash and draw from revolving credit facility
Targeted close in December 2013
Expected to be accretive to gross margin in first full quarter
Substantial synergies in corp. overhead, SG&A and portfolio rationalization
Accretion to non-GAAP EPS (fully diluted) expected to be between $0.15 and
$0.20 per share in FY 2014 and $0.25 to $0.30 per share in FY 2015
Transaction
Price /
Consideration
Financing
Timing
Accretion
(1)
1. Assumes transaction closes in  December 2013, excludes Wireless business and assumes targeted synergies achieved.

MACOM and Mindspeed Overview
1. Historical FY13 non-GAAP margins for MACOM. Historical  FY13 non-GAAP revenue and margins for Mindspeed, excludes Wireless business and non-recurring revenue related to sales of intellectual property.
2. For the fiscal quarter ended June 28, 2013.
5
NASDAQ: MTSI
$319 million of LTM revenue and 45% gross
margin
(1)
6-decade heritage in high performance RF,
microwave and millimeter wave semiconductors
Catalog business with 2,700+ products serving
large and diverse end markets
Sticky, value-added technologies, industry-leading
engineering competencies and long product
lifecycles
R&D focused on high growth, high margin products
using compound semiconductor technologies
Deep relationships with blue chip aerospace,
defense and communications customers
59%
(2)
of revenue in Americas
NASDAQ: MSPD
LTM of $132 million of revenue and 63% gross
margin
(1)
3-decade heritage in high performance analog,
digital and mixed signal semiconductors
High speed transport, switching and signal
conditioning for next generation network gear
Sticky, value-added technologies, industry-leading
engineering competencies and long product
lifecycles
R&D focused on high growth, high margin products
using high performance silicon based technologies
Deep relationships with blue chip communications
customers
70%
(2)
of revenue in APAC

6
Acquisition Highlights / Strategic Rationale
Aligns with core growth strategy in networking and 100G
optical markets
Consistent with MACOM’s high performance analog
business model – high margins, long lifecycles and
sticky customer relationships
Complements MACOM’s strong US presence by adding
a broad customer footprint and sales channel in Asia
Pacific
Expands addressable market with high-growth, high-
margin SiGe products and technology
1
2
3
4
Expected to be immediately accretive to gross margin
and EPS with strong operational synergies

Mindspeed Business Overview
1. Represents % of total revenue for Mindspeed’s fiscal quarter ended September 27, 2013, excluding non-recurring revenue related to sales of intellectual property.
2. Non-GAAP. Excludes non-recurring revenue related to sales of intellectual property.
Leadership in infrastructure VoIP
Sticky, high-margin products
Minimal operating expenses
Leading ARM-9 processor technology
Lower gross margin business
that required higher investment
Wireless small cell infrastructure products
Significant R&D investment;
negative cash flow business
Market-leading product portfolio
• #1 share in optical physical media devices (PMDs)
• #1 share in crosspoint switches for enterprise applications
Adds key building blocks and core IP
• Complementary to MACOM’s existing IP
• Expands addressable market and ability to capture greater share of wallet
High-Performance Analog – Strong Growth and High Margins
44%
(1)
of Revenue – Gross Margins: 65-70%
(2)
18% (1)
of Revenue –
Gross Margins: 70-75% (2)
VoIP
Solid Cash Flow Business
Communications Processors
Evaluating Strategic Options,
Committed to Supporting Customers
Wireless
In Active Sale Process to Divest
27% (1)
of Revenue –
Gross Margins: 30-35% (2) 11% (1) of Revenue

A&D
28%
Networks
26%
Multi-Market
21%
Automotive
25%

A&D
20%
Networks
17%
Multi-Market
15%
Enterprise
25%
Automotive
18%
Other
5%

Acquisition Diversifies End Market Exposure
1. Non-GAAP. Excludes Wireless business and non-recurring revenue related to sales of intellectual property.
$83.7 million
(Quarter ended 9/27/13)
$115.7 million
(1)
(Quarter ended 9/27/13)
• CPE
• HPA
• VoIP
• MACOM – Opto
• WAN

M02090
3.3V Burst-Mode Laser Driver
M21030
8.5 Gbps
Cable Equalizer & Driver

HUAWEI
CISCO
Alcatel·Lucent
MITSUBISHI ELECTRIC
WTD empowering the fiber
CIG
CYOPTICS
evertz
infinera
eci
Google fiber
T&W
source photonics
SONY
Harris Broadcast
Hisense
HG Genuine
FiberHome
Miranda

MACOM

Enterprise – Mindspeed’s Core Strength
100G networks in enterprise equipment
Low-latency mega data centers
3G and 4K video broadcast
Enterprise IP PBX
Product Customers
Market Segments Applications
Lowest
Latency
Crosspoint
Switches
Integrated
Optical
PMDs
Low Power
Equalizers &
Signal
Conditioners
Optical  Module
Switch Card
Backplane
Line Card
System Chassis

Mindspeed increases SAM in
100G from ~$100M to
~$150M in 2015
Adds SiGe product portfolio,
moving MACOM from long
haul to <10km networks
Portfolio includes Modulator
Drivers, TIAs and CDR for
100G Ethernet
– fastest growing segment
within 100G
– estimated 80% CAGR
from 2013-2018
Increases Addressable
Market
Mindspeed Acquisition will Position MACOM as a Clear
Leader in 100G Physical Media Devices
Enhances MACOM’s ability
to capture more content per
BOM
– Integrated quad modulator
Driver + CDR
– Lowest power Quad CDR
– Quad channel 100G TIA
Complete Front-End Portfolio
Adds SiGe to MACOM’s
InP/GaAs capability
Multi Technology Capability
1 2 3
InP/GaAs
SiGe
1. Source: Ovum, August, 2013
1

MACOM MINDSPEED

Agilent Technologies
ARRIS
Audi
Ford
HARRIS
iridium
Everywhere
ITT
LOCKHEED MARTIN
Mercedes-Benz
MOTOROLA
Nokia Siemens Networks
NORTHROP GRUMMAN
OCLARO
Raytheon
Rockwell Collins
ROHDE&SCHWARZ
SIEMENS
SELEX
ViaSat
THALES
Alcatel-Lucent
NEC
CISCO
FUJITSU
HUAWEI
ERICSSON
SAMSUNG
3M
AIPTEK
AzureWave
ASIA OPTICAL
Blackmagicdesign
eci
ciena
CIG
FiberHome
evertz
Google fiber
Harris Broadcast
Ikegami
HG Genuine
Hisense
infinera
LITEON
Miranda
MITSUBISHI ELECTRIC
Changes for the Better
Panasonic
Quanta Computer
SONY
source PHOTONICS
T&W
Telstar
WTD
empowering the fiber
YOUNG Optics
ZTE中兴

MACOM

11 Combination Strengthens Relationships with Market Leaders and Expands Customer Base

MACOM

Asia
Pacific
27%
Americas
59%
Rest
14%

MINDSPEED

Americas
24%
Rest
6%
Asia
Pacific
70%

MACOM

Mindspeed Opens Asia Pacific Opportunities for
MACOM Share Expansion
Note:  Geographic revenue based on the quarter ended June 28, 2013 for MACOM and Mindspeed. Mindspeed revenue excludes non-recurring revenue related to sales of intellectual property.

High Performance RF, μW & mmW
RF ICs
Handsets

TAM: $9.5B

SiGe Expands MACOM’s RF & Microwave SAM
Source (2012): WSTS, ABI Research, Strategy Analytics, Engalco, Ovum, Infonetics, EJL and company estimates.
Expansion of MACOM’s Addressable Market
MACOM’s Existing Addressable Market
Silicon based technologies
Serving Enterprise and the same A&D
and Networks applications
From RF to 90GHz at low power
Application specific integration
High NRE, low recurring costs for
focused applications
Compound semiconductor technologies
Serving A&D, Networks and Multimarket
.
From RF to 90GHz at high power
Standard, catalog products
Low NRE, high recurring costs
for fragmented markets
SAM: $2.5B
SAM: $2.5B

1. Mindspeed  FY13 amounts, excluding Wireless business and non-recurring revenue from sales of intellectual property.
2. Post closing model is based on MACOM’s projections and assumes restructuring and achievement of targeted synergies.
3. Historical non-GAAP margins for MACOM and Mindspeed, respectively, are shown for the LTM period ended 9/27/13.
4. Non-GAAP EPS (fully diluted).
Financial Model
(1)
($ in millions / % of sales)
LTM Revenue
(As of 9/27/13)
$319 $132 N/A
Gross Margin
(3)
45% ~63% 50%   – 52%
Operating Margin
(3)
19% ~18% 23%   – 25%
EPS accretion expected to be between $0.15-$0.20 per share in FY 2014 and $0.25-$0.30 per share in FY 2015
(4)
Post Closing
Model
(2)

Key Takeaways

Expands addressable market
with high-growth, high-margin
portfolio
Aligns with
core growth strategy
in
networking
and 100G
optical
markets
Enhances MACOM’s
analog
business model
–
high margins,
long lifecycles
and
sticky
customer relationships
Expected to be
immediately accretive
to
gross margin
and
EPS

Thank you.